VIA EDGAR

January 19, 2005

Securities and Exchange Commission

Judiciary Plaza

450 Fifth Street N.W.

Washington, DC 20549

Attn: Office of Filings, Information and Consumer Services

Re: ABN AMRO Funds, formerly known as Alleghany Funds (the "Trust")

Rule 24f-2 Notice

File No. 33-68666/811-8004

Dear Staff Member:

Pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended, please accept for filing on behalf of the Trust one copy of the Trust's 24f-2 Notice for its fiscal year ended October 31, 2004.

Any comments on this filing should be directed to the undersigned at (508) 871-9784.

Very truly yours,

/s/ Frank DiPietro

PFPC Inc.

Fund Administration Department

Enclosures

cc: Gerald F. Dillenburg, ABN AMRO Funds

Cathy OKelly, Esq., Vedder, Price, Kaufman & Kammholz

Gail A. Hanson, PFPC Inc.